UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 11, 2013 (September 10, 2013)

BARNES & NOBLE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on September 10, 2013. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors. The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Leonard Riggio	56,094,898	4,175,973	7,398,950
David G. Golden	54,879,303	5,391,568	7,398,950
David A. Wilson	55,863,516	4,407,355	7,398,950

Messrs. Riggio, Golden and Wilson will hold office until the 2016 Annual Meeting of Stockholders of the Company and until their respective successors are elected and qualified.

Advisory (non-binding) Vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,766,035	11,236,505	268,331	7,398,950

Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending May 3, 2014. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
66,688,185	846,002	135,634

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.
(Registrant)

By:	/s/ Allen W. Lindstrom
Allen W. Lindstrom
Chief Financial Officer

Date: September 11, 2013